                                                                  EXHIBIT 10.6

                           TRADE FINANCING AGREEMENT

This AGREEMENT is made and entered into as of the first day of February, 1999 by and between Centillium Technology Corporation, a company organized and existing under the laws of California, having an office and place of business at 46531 Fremont Boulevard, Fremont, California 94538 (hereinafter referred to as "CTC") and Mitsubishi International Corporation, a company organized and existing under the laws of New York, U.S.A., having an office and place of business at 850 Hansen Way, Suite 100, Palo Alto, California 94306 (hereinafter referred to as "MIC").

                                  WITNESSETH:

WHEREAS, CTC has been engaged in the business of designing and selling semiconductors (hereafter referred to as "Products"), and

WHEREAS, MIC has for many years engaged in the business of international trading and trade financing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.   APPOINTMENT
     -----------

CTC hereby appoints MIC as its non-exclusive buying agent for purchasing of Products from semiconductor manufacturers (hereinafter referred to as "Foundries") and providing MIC's trade financing to CTC and MIC accepts such an appointment.

2.   SCOPE OF WORK
     -------------

     a. CTC shall negotiate and settle directly with Foundries regarding prices, other payment terms and delivery schedule of Products from Foundries to CTC.

     b. Upon request of CTC, MIC shall support negotiations between Foundries and CTC.

     c. CTC shall place purchase orders with Foundries for Products and send copies to MIC with the following provisions:

          (1) CTC shall notify MIC 2 days prior to its issuance of the purchase order.

          (2) The purchase order shall instruct Foundries to ship Products to CTC's designated location but to deliver appropriate invoices to MIC and to accept payment from MIC.

          (3) The purchase order shall instruct Foundries to acknowledge in writing the order to both CTC and MIC.

     d. MIC on behalf of CTC shall pay Foundries pursuant to payment terms of the purchase order from CTC to Foundries.

     e. MIC shall bill CTC upon receipt of the invoice from Foundries but defer the due date for payment from CTC to MIC for 90 days beyond the due date for the payment from MIC to Foundries.

     f. Upon CTC's request, MIC shall assist CTC in establishing and keeping close communications and relations with Foundries.

3.   TERMS OF PAYMENT
     ----------------

     a. Payment to be made by CTC to MIC shall be net 120 days after the delivery of Products from Foundries.

     b. The invoice amount from MIC to CTC shall include MIC's commission and interest.

     c.   In the event that MIC pays Foundries in Japanese Yen,

          (1) MIC shall apply the tentative exchange rate in computing CTC's liability to MIC prior to the payment date from MIC to Foundries. The exchange rate used by MIC will be stated on the face of the invoice.

          (2) The US$/Japanese Yen exchange rate for the date when MIC pays Foundries shall be applied to the invoice from MIC to CTC. A revised invoice will be issued to CTC with the new exchange rate used by MIC stated on the face of the revised invoice.

          (3) CTC shall have the option to pay MIC in either US Dollars or in Japanese Yen. In the event that CTC shall pay MIC in Japanese Yen for MIC's invoice to CTC, CTC shall give a written notice at least five (5) business days prior to MIC's payment of required Japanese Yen amount to Foundries.

     d. In the event that CTC requires MIC to execute a forward foreign exchange contract in order to fix the US$/Japanese Yen exchange rate for a specified future period,

          (1) CTC shall give MIC a written request at least one (1) business day before the day when MIC shall execute the forward foreign exchange contract.

          (2) CTC shall give MIC the written request no later than five (5) business days prior to MIC's payment of required Japanese Yen amount to Foundries.

          (3) The written request from CTC to MIC shall state the following details:

               i)   Date of Request
               ii)  Calendar month in which Japanese Yen amount is required
               iii) Required amount of Japanese Yen
               iv) Schedule of shipment to which the forward foreign exchange contract shall be applied

          (4) MIC shall inform CTC of the contracted forward foreign exchange rate and the corresponding US$ amount to purchase the Japanese Yen amount within two (2) business days of CTC's written request.

          (5) Any reasonable charges caused by the cancellation and/or extension of the forward foreign exchange contract shall be the paid by CTC.

          (6) In the event that MIC's payment amount to Foundries does not reach the forward foreign exchange contract amount for a particular calendar month, CTC shall have the option to purchase the Japanese Yen by using the remaining balance of the forward foreign exchange contract.

               CTC shall give MIC a written request at least 10 business days prior to the end of the month. MIC shall make a T.T. Remittance of the purchased Japanese Yen amount to CTC's bank account after MIC confirms receipt of CTC's payment of the US$ amount equivalent to the remaining Japanese Yen balance amount to MIC's bank account.

4.   COMMISSION
     ----------

     a. As full compensation for the services rendered by MIC to CTC hereunder, CTC agrees to a commission at the rate set forth in Subsection 4.b on the price of each sale of Products from MIC to CTC

     b. The commission for each month shall be determined on the first day of each month as follows:

          (1) In the event that the total sales amount from MIC to CTC in the previous month shall be equal to or less than $1,000,000, the commission rate for the calendar month shall be 2% of the purchase price of Products from Foundries to MIC.

          (2) In the event that the total sales amount from MIC to CTC in the previous month shall be more than $1,000,000, the commission rate for the calendar month shall be 1.50% of the purchase price of the Products from Foundries to MIC.

          (3) If there is a need to change the commission rate, the rate shall be reviewed and determined by written mutual agreement between CTC and MIC from time to time at the request of either party.

5.   INTEREST
     --------

     a. The trade financing made hereunder shall bear interest (computed on the basis of the 365-day year) at the rate of MIC's internal interest rate on each order from CTC to MIC.

     b. MIC's internal interest rate to CTC shall be adjusted subject to the USA financial market situation, but at least 1.0% below the prime rate of interest as published in the Wall Street Journal on the date of the invoice.

     c. MIC shall confirm to CTC MIC's internal interest rate upon receipt of each order from CTC.

6.   CREDIT LINE
     -----------

     a. The credit line and the period of the credit line from MIC to CTC shall be set forth in Exhibit A attached hereto.

     b. The subsequent credit line and the period of the subsequent credit line shall be determined by the end of the period of the credit line set forth in Exhibit A by mutual agreement.

7.   EVENT OF DEFAULT
     ----------------

     a. Each of the following events and occurrences shall constitute an event of default ("Event of Default") under this Agreement:

          (1) CTC fails to pay when due any amount (including interest) payable under this Agreement and such failure is not cured within 5 business days thereafter;

          (2) CTC fails to comply with any other terms or conditions contained herein and such failure is not remedied within thirty (30) days thereafter;

          (3) CTC is in default of the terms of any indebtedness of CTC to any other lender or financier and such indebtedness is accelerated and becomes payable by reason of such default;

          (4) the commencement of proceedings in bankruptcy, or for reorganization of CTC under the Federal Bankruptcy Code, as amended, or any other laws, whether state or federal, for the benefit of the debtor, which are not revoked within sixty (60) days of their commencement;

          (5) the appointment of a receiver, trustee or custodian for CTC or for the substantial part of the assets of CTC, or the institution of proceedings for dissolution or the full or partial liquidation of CTC, and such receiver, trustee or custodian shall not be discharged within sixty (60) days of their appointment;

          (6)  the discontinuance of the business of CTC; or

          (7)  the dissolution of CTC.

     b. If an Event of Default shall occur and be continuing, MIC may, by written notice to CTC, (1) declare all outstanding amounts, together with accrued interest and any other sums payable hereunder, to be immediately due and payable, and the same shall thereupon become due and payable without presentment, demand, protest or notice of any kind, and CTC shall pay to MIC the entire amount then outstanding and interest accrued thereon, and (2) declare the credit line granted by MIC hereunder canceled, such cancellation becoming effective upon the giving of such notice.

8.   SECURITY AGREEMENT AND GUARANTY
     -------------------------------

     MIC's obligations under this Agreement, shall not become effective unless and until CTC shall enter into and deliver a General Security Agreement with MIC in the form of Exhibit B attached hereto by which CTC agrees to grant a security interest in the collateral identified in the General Security Agreement as a security for the payments to be made by CTC hereunder.

9.   TERMS AND TERMINATION
     ---------------------

     This Agreement shall be in effect for a period of one (1) year commencing on the date first above written and shall be extended for one (1) year and thereafter from year to year successively unless a notice is given by one of the parties to the other at least ninety (90) days before the end of the then current term that it does not wish to extend this Agreement.

10.  RELATIONSHIP BETWEEN THE PARTIES
     --------------------------------

     The relationship between CTC and MIC shall be that of an independent contractor. Unless otherwise mutually agreed, MIC is not authorized to make, nor shall it make any promise or commitment which binds CTC to any third party without the prior written consent of CTC.

11.  CONFIDENTIAL INFORMATION
     ------------------------

     a. "Confidential Information" means all or any portion of information disclosed by one party to the other during the term of this Agreement which is: (i) written, recorded, graphical, or in other tangible form and which is marked "Proprietary," "Confidential" or with a similar legend denoting the proprietary interest of the disclosing party; or
          (ii) oral information to the extent it is identified by the disclosing party as "Proprietary" or "Confidential" at the time of oral disclosure; provided, however, Confidential Information shall not include information that: (a) is or becomes publicly known through no fault of the receiving party; or (b) is in the possession of the receiving party prior to its disclosure by the disclosing party and not subject to other restriction on disclosure.

     b. Each party hereby agrees not to use, utilize, disclose or reveal Confidential Information to any person, company or other entities without obtaining written consent by the disclosing party.

12.  ASSIGNMENT
     ----------

     It is agreed that this Agreement and the rights and obligations of the parties hereunder shall not be assigned to any third party without the prior written consent of the other party.

13.  INDEMNIFICATION
     ---------------

     CTC hereby agrees to indemnify, defend and hold MIC harmless from and against any and all losses, costs, liabilities, claims and expenses including attorney fees (Indemnifiable Expenses) arising out of, relating to or in connection with Products or their infringement of any patent, copyright or mask work right of any third party, or the design, manufacture, condition or use of Products other than Indemnifiable Expenses which arise solely due to an omission to act by MIC.

14.  NOTICE
     ------

     Notices and other communications made by one of the parties to this Agreement shall be deemed given and effective upon receipt when posted by registered mail, postage prepaid, sent by overnight courier or transmitted by facsimile addressed to the other party as follows:

     To CTC:

     Centillium Technology Corporation
     46531 Fremont Boulevard
     Fremont, California 94538

     Facsimile Number: (510) 252-7804

     To MIC:

     Mitsubishi International Corporation
     850 Hansen Way, Suite 100
     Palo Alto, California 94306

     Facsimile Number: (650) 493-0318

15.  GOVERNING LAW
     -------------

     This Agreement shall be governed by and construed in all respects in accordance with the laws of California, U.S.A.

16.  ENTIRE AGREEMENT
     ----------------

     This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous communications, representations or agreements, either oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending the same will be binding upon either party hereto unless in writing, signed by a duly authorized officer or representative thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate, each duplicate to serve as an original as of the day and year first above written.

Centillium Technology Corporation         Mitsubishi International Corporation

/s/ A. Travis White                       /s/ Masayoshi Hirano
-------------------                       --------------------
Travis White                              Masayoshi Hirano
President &                               General Manager
Chief Executive Officer                   Palo Alto Office

                                   Exhibit A

                                  CREDIT LINE
                                  -----------

CTC and MIC agree with the credit line and credit line period from MIC to CTC as follows:

CREDIT LINE:        US$ 1,000,000
CREDIT LINE PERIOD: From February 1, 1999 to January 31, 2000


The credit line after 2000 shall be determined by the end of January, 2000 by mutual agreement between CTC and MIC.

Mitsubishi International Corporation        Centillium Technology Corporation

/s/ Masayoshi Hirano                         /s/ Travis White
--------------------------                   ----------------------
By:    Masayoshi Hirano                      By:    Travis White
Title: General Manager                       Title: President & CEO

                                   Exhibit B

                          GENERAL SECURITY AGREEMENT
                          --------------------------

     This General Security Agreement (the "Agreement") made this first day of February 1999, between Mitsubishi International Corporation, a company organized and existing under the laws of New York (herein called "Secured Party") and Centillium Technology Corporation, a company organized and existing under the laws of California (herein called "Debtor").

     A. Debtor and Secured Party have entered into that certain Trade Financing Agreement of even date herewith, wherein Secured Party shall provide trade financing to Debtor (the "Trade Financing Agreement");

     B. It is a condition precedent to Secured Party's obligations under the Trade Financing Agreement, that Debtor shall grant security interests to Secured Party pursuant to the terms and conditions set forth herein.

     1.   DEFINITIONS OF TERMS USED HEREIN
          --------------------------------

     (a) "Insolvency" for purposes of this Agreement shall include, but is not limited to,

          (1) the insolvency, suspension of usual business, general assignment or failure of the Debtor, or of any endorser, guarantor, surety or other person liable upon or for any of the liabilities of the Debtor hereunder (hereafter sometimes referred to as "accommodation party"), or

          (2) the appointment of a receiver, conservator, rehabilitator or similar officer for the Debtor or accommodation party or for any of the property of any hereof and such receiver, conservator, rehabilitator or similar officer is not discharged within 45 days, or

          (3) the issuance of any warrant of attachment against any property of the Debtor or any accommodation party, that remains unbonded for a period of 45 days, or the taking of possession of, or assumption of control over, all or any substantial party of the property of the Debtor or any accommodation party by the United States government, foreign governments (de facto or de jure) or any agency of any thereof, or

          (4) the filing of a petition in bankruptcy by Debtor or against the Debtor or accommodation party which is not discharged within 45 days, or

          (5) the commencement of any proceeding by Debtor or against the Debtor or any accommodation party under any bankruptcy or debtor's law (or similar law analogous in purpose or effect) for the relief or reorganization, extension, arrangement or readjustment of any of the obligations of any thereof, and which proceeding is not dismissed within 45 days, or

          (6) the commencement of any proceedings supplementary to any execution relating to any judgment against the Debtor or any accommodation party.

     (b)  "Collateral" means, whether now owned or hereafter acquired:

          (1) all inventory in all of its forms, wherever located, now or hereafter existing (including, without limitation, (i) all integrated circuits and semiconductor products, and all raw materials and work-in-process therefor, finished goods thereof and materials used or consumed in the manufacture or production thereof, (ii) all goods in which the Debtor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Debtor has an interest or right as consignee) and
(iii) all goods that are returned to or repossessed by the Debtor), and all accessions to any of the foregoing, products of any of the foregoing and documents for any of the foregoing (any and all such inventory, accessions, products and documents herein called the "Inventory");

          (2) all accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind (including, without limitation, all rights to purchase and receive integrated circuits or semiconductor products, to receive payments of money or to receive other value pursuant to contracts, agreements or other arrangements with third parties for the purchasing, trading, lending, borrowing or exchanging of integrated circuits or semiconductor products), now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, general intangibles, obligations and rights, to the extent not described in Section 1(b)(3) below, herein called the "Receivables," and any and all such leases, security agreements and other contracts herein called the "Related Contracts");

     (3)  all of the following (the "Deposit Account Collateral"):

          a. any and all cash or deposit accounts of Debtor, including, without limitation, but not limited to, the accounts set forth on Schedule 1 attached hereto (the "Deposit Accounts"), all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Deposit Accounts;

          b. all investment property held in or through, or represented by, the Deposit Accounts from time to time, including, without limitation, all securities, security entitlements as securities accounts, so held or represented and all certificates and instrument, if any, from time to time representing or evidencing the same;

          c. all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Secured Party for or on behalf of the Debtor in substitution for or in addition to any or all of the then existing Deposit Account Collateral; and

          d. all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Deposit Account Collateral; and

          (4) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of any type described in Section l(b)(1), (2) or (3)) and, to the extent not otherwise included, all (i) books and records, of whatever nature and in whatever form, relating to the foregoing, (ii) payments under insurance (whether or not the Secured Party is the loss payee thereof), or under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (iii) cash.

2.   SECURITY INTEREST
     -----------------

     The Debtor hereby pledges and assigns to the Secured Party and hereby grants to the Secured Party a security interest in all of Debtor's right, title and interest in and to the Collateral in order to secure payment and performance of all liabilities and obligations of Debtor to the Secured Party arising from the payment and performance of all of Debtor's liabilities, duties, and obligations now or hereafter existing under or in connection with the Trade Financing Agreement whether for principal, interest, fees, expenses, indemnification or otherwise, and all obligations of the Debtor under this Agreement (all being hereafter called the "Obligations").

     3.   SALE OF MATERIALS
          -----------------

     Subject to the terms and provisions of this Agreement and in consideration of the security interests herein granted, the Secured Party will, from time to time, but on such terms and conditions as Secured Party may specify and subject to its absolute right to refuse so to do, sell or cause any of its correspondents to sell to Debtor materials or goods produced by or services performed by Foundries, at the request of or for the account of the Debtor.

     4.   MUTUAL AGREEMENT
          ----------------

     (a) Without limiting the foregoing in any way whatsoever, the security interest created herein shall extend, apply and continue to any and all future sales of materials or goods or services by the Secured Party or its representatives or agents to Debtor, and

     (b) Secured Party and Debtor as used in this Agreement include the successor and assigns of those parties, and

     (c) The law governing the interpretation of this Agreement, the security interests created by this Agreement and the perfection of such security interests shall be that of the State of California, and

     (d) This Agreement shall be given its plain and simple meaning consistent with performance thereof by the parties and the California Commercial Code. The titles of the several articles shall not be considered a part of this Agreement so as to otherwise alter such meaning, and

     (e) Neither party hereto shall be deemed to have waived any of its rights hereunder unless such waiver be in writing and signed by the party making such waiver, and

     (f) Whenever in this Agreement the context so requires, the singular shall include the plural, and

     (g) This Agreement shall terminate after written notice from either party to the other, that no further sales of semiconductor products from Foundries to Debtor are to be made, is received and Debtor pays in full all obligations and all indebtedness of Debtor to the Secured Party, and

     (h) This Agreement shall take effect immediately upon execution by the Debtor, and the execution hereof by the Secured Party shall not be required as a condition to the effectiveness of this Agreement. The provision for execution of this Agreement by the Secured Party is only for the purpose of filing this Agreement as a security agreement under the Uniform Commercial Code, if execution hereof by the Secured Party is required for purpose of such filing.

     5.   REPRESENTATIONS AND WARRANTIES BY DEBTOR
          ----------------------------------------

     Debtor hereby represents and warrants the following:

     (a)  Debtor's mailing address is:
          Centillium Technology Corporation
          46531 Fremont Boulevard
          Fremont, California 94538

          The address of Debtor's chief executive office is:

          Centillium Technology Corporation
          46531 Fremont Boulevard
          Fremont, California 94538

          The address at which Debtor keeps all of its records which are controlling for the general accounting purposes of Debtor is:

          Centillium Technology Corporation
          46531 Fremont Boulevard
          Fremont, California 94538

          All Inventory presently held by Debtor is kept at the following locations:

          Centillium Technology Corporation
          46531 Fremont Boulevard
          Fremont, California 94538

     (b) Debtor is a company duly organized, existing and in good standing under the laws of California and is duly qualified to transact intrastate business and is in good standing in the State of California and in each other state in which it owns or leases any material property and conducts any material business, and Debtor is empowered to enter into this Agreement.

     (c) All information supplied and statements made by Debtor in any financial, credit or accounting statement presented to the Secured Party, if any, prior to or pursuant to this Agreement are or will be true and correct. Quarterly financial statements are subject to normal year-end adjustment.

     (d) The Debtor is the legal and beneficial owner of the Collateral, free and clear of any lien other than the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement.

     (e) The Debtor does not maintain any cash or other deposit accounts other than the deposit accounts listed on Schedule 1.

     (f) None of the Receivables is evidenced by a promissory note or other instrument or by chattel paper.

     (g)  The Debtor has exclusive possession and control of the Inventory.

     6.   DUTIES AND OBLIGATIONS OF DEBTOR
          --------------------------------

     (a) Without the prior written consent of the Secured Party, the Debtor will not file or authorize or permit to be filed in any jurisdiction any financing or like statement with respect to the Collateral in which the Secured Party is not named as the sole secured party.

     (b) Debtor will have and maintain insurance at all times with respect to all inventory and goods, including, without limitation, goods in transit, at their full insurable value against risk of fire (including, without limitation, so-called extended coverage), theft, and all other usual risks and such special risks as the Secured Party may reasonably designate, in such form, for such periods and written by such companies as may be satisfactory to Secured Party, such insurance to be payable to the Secured Party and Debtor as their interests may appear, that all policies of insurance shall provide for ten (10) days, written minimum cancellation notice to the Secured Party and at the request of the Secured Party shall be delivered to and held by it. In the event of failure by Debtor to provide insurance as herein provided, Secured Party may, at Secured Party's option, provide such insurance and Debtor shall pay to Secured Party the costs of such insurance and Secured Party may, at Secured Party's option, declare Debtor in default and proceed with its remedies granted herein.

     (c) Debtor shall defend at its cost any claim that (i) it does not have good and valid title to the Collateral, or that (ii) this Agreement does not constitute a valid first priority lien and charge upon the Collateral. The assertion by anyone of any claim shall not constitute a default hereunder if such claim is diligently, adequately and successfully contested by Debtor or is settled or discharged by Debtor with reasonable diligence. In the event of failure by the Debtor to diligently defend or contest any such claim, Secured Party may, at Secured Party's option, contest, settle or discharge any such claim, and Debtor shall pay to Secured Party, on demand, the reasonable cost and expense, including, without limitation, attorney's fees, thereof.

     (d)  As to Deposit Accounts.

        (1) All certificates and instruments, if any, representing or evidencing the Deposit Account Collateral shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, at any time in its discretion and without notice to the Debtor, to transfer to or register in the name of the Secured Party or any of its nominees any or all of the Deposit Account Collateral. In addition, the Secured Party shall have the right at any time to exchange any certificates or instruments representing or evidencing any Deposit Account Collateral for certificates or instruments of smaller or larger denominations.

          (2) So long as any of the Obligations remains unpaid, the Borrower will observe the agreements set forth below.

               a.  The Debtor will maintain the deposit accounts set forth on
Schedule 1 with the Silicon Valley Bank and Morgan Stanley & Co., Inc. respectively. The Debtor will not maintain any cash or other deposit accounts with any financial or other institutions other than the deposit accounts set forth on Schedule 1 without the prior written consent of the Secured Party.

               b. It shall be a term and condition of the Deposit Accounts, notwithstanding any term or condition to the contrary in any other agreement relating to the Deposit Accounts, that (i) so long as no Default or Event of Default has occurred and is continuing, amounts held in the Deposit Accounts may be withdrawn to or for the account of the Borrower at any time; and (ii) if a Default or an Event of Default occurs and is continuing, no amount (including interest on and other proceeds of the cash and other property held in the Deposit Accounts) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Debtor from any of the Deposit Accounts, except in accordance with the terms of Section 14.

     (e)   As to Inventory.

           (1) The Debtor will keep the Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 5(a) or, upon 30 days' prior written notice to the Secured Party, at other places in jurisdictions where all action required by Section 12(b)(2) has been taken with respect to the Inventory; provided,
                                     --------
however, that in no event shall any Inventory be located outside the United
-------
States of America; and


           (2) The Debtor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Inventory, except to the extent that the validity thereof is being contested in good faith and by proper proceedings and that appropriate reserves are being maintained therefor.

     (f)   As to Receivables.

           (1) The Debtor will keep its place of business or, if it has more than one place of business, its chief executive officer and the office where it keeps its records concerning the Receivables at the location therefor specified in Section 5(a) or, upon 30 days' prior written notice to the Secured Party, at other locations in jurisdictions where all actions required by Section 12(b)(2) have been taken with respect to Receivables; provided, however, that in no event
                                             --------  -------
shall any of the Debtor's records concerning Receivables be located outside the United States of America. The Debtor will hold and preserve such records and will permit representatives of the Secured Party at any time during normal business hours to inspect and make abstracts from such records.

     7.    DEBTOR REMAINS LIABLE.  Anything herein to the contrary
           ---------------------
notwithstanding, (a) the Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the

Collateral, and (c) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement and shall not be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     8.   TRANSFERS AND OTHER LIENS. The Debtor agrees that it will not (a)
          -------------------------
sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except for sales of Inventory in the ordinary course of business, or (b) create or permit to exist any lien upon or with respect to any of the Collateral, except for the security interest created by this Agreement.

     9.   SECURED PARTY APPOINTED ATTORNEY-IN-FACT. The Debtor hereby
          ----------------------------------------
irrevocably appoints the Secured Party the Debtor's attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

          (a) to obtain and adjust insurance required to be paid to the Secured Party pursuant to Section 6(b);

          (b) To ask for, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, endorse and collect (i) any drafts or other instruments, documents and chattel paper in connection with Section 9(a) or (b) and (ii) all instruments made payable to the Debtor representing any interest payment, dividend, return of principal or other distribution in respect of the Deposit Account Collateral or any part thereof, and to give full discharge for the same; and

          (d) to file any claims, take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

     10.  SECURED PARTY MAY PERFORM.  If the Debtor failures to perform any
          -------------------------
agreement contained herein, the Secured Party may itself perform, or cause performances of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor.

     11.  SECURED PARTY'S DUTIES.  The powers conferred on the Secured Party
          ----------------------
under this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall not have any duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Deposit Account Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the treatment that the Secured Party accords its own property.

     12.  RIGHTS OF THE SECURED PARTY PRIOR TO DEFAULT
          --------------------------------------------

          (a) Notwithstanding any other part of this Agreement, the Secured Party may enter upon Debtor's premises at any reasonable time and upon reasonable prior notice and with minimum interference with Debtor's business operations to inspect Debtor's books and records pertaining to the Collateral or its proceeds and Debtor shall assist the Secured Party in whatever way reasonably necessary to make any inspection.

          (b) The Debtor hereby agrees that upon five (5) business days written notice from the Secured Party it will do any or all of the following:

                (1) deliver to the Secured Party lists or copies of all accounts which are proceeds of Debtor's inventory promptly after they arise;

                (2) join with the Secured Party at its request in executing financing statements and pay the cost of filing the same wherever the Secured Party deems appropriate and will do, make, execute and deliver all such reasonably additional and further acts, things, deeds, assurance and instruments as the Secured Party may reasonably require to completely vest in it and assure to it its rights hereunder in and to the Collateral and will pay all reasonable out-of-pocket expenses, including, without limitation, the enforcement of any of the Obligations or the administration, preservation, or protection of or realization upon the Collateral or any part thereof.

     13.  EVENTS OF DEFAULT
          -----------------

     Each of the following shall be an event of default.

     (a) An Event of Default as defined in the Trade Financing Agreement shall have occurred and be continuing.

     (b) Debtor defaults in the due performance or observance of any obligation of Debtor under this Agreement and fails to cure such default within 30 days after receipt of written notice from Secured Party.

     (c) Any representation or warranty or guarantee made by Debtor herein or in any other statement heretofore or hereafter furnished by Debtor to the Secured Party proves to be false or misleading in any material respect.

     (d)   Debtor becomes insolvent as defined in Section 1(a) above.

     (e) This Agreement, for any reason except as may be permitted by the terms hereof, ceases to create a valid and perfected first-priority security interest in any of the Collateral.

     14.   ADDITIONAL RIGHTS OF SECURED PARTY AFTER DEFAULT
           ------------------------------------------------

     (a) When Debtor is in default hereunder, all obligations secured hereby shall become immediately due and payable at Secured Party's option without notice to Debtor, and Secured Party may in its sole discretion proceed to enforce payment of the same and exercise any or all of the rights and remedies afforded to Secured Party by the Uniform Commercial Code or otherwise possessed by Secured Party.

     (b)   In addition thereto, the Debtor further agrees as follows:

          (1) In the event that notice is necessary under applicable law, written notice mailed to the Debtor or any accommodation party given seven (7) business days prior to the date of public sale of any of the Collateral subject to the security interest created herein or prior to the date after which private sale or any other disposition of said Collateral will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other time shall be sufficient.

          (2) Without precluding any other methods of sale, the sale of Collateral shall have been made in commercially reasonable manner if conducted in conformity with reasonable practices for disposing of similar property.

          (3) The Collateral need not be present at any public or private sale or in view of the purchaser or purchasers and title shall pass upon such sale wherever the property or any part thereof is located with like effects as though all the property were present and in possession of the person conducting the sale and were physically delivered to the purchaser or purchasers; the Secured Party may bid for and purchase at any public or private sale the Collateral offered for sale or any part thereof and by such Secured Party shall become the owner thereof.

          (4) The Secured Party may require the Debtor to assemble the Collateral, taking all necessary or appropriate action to preserve and keep it in good condition and make such available to the Secured Party at a place and time convenient to both parties, all at the expense of the Debtor. Furthermore, in any such event, to the extent permitted under applicable law, full power and authority are hereby given to the Secured Party to sell, assign and deliver the whole of the Collateral or any part thereof, at any time at any broker's board, or at public or private sale, at the option of the Secured Party and no delay on the Secured Party's part in exercising any power of sale or any other rights or options hereunder, and no notice or demand, which may be given to or made upon the Debtor by the Secured Party with to or made upon the Debtor by the Secured Party with respect to any power of sales or other right or option hereunder, shall constitute a waiver thereof, or limit or impair the Secured Party's right to take any action or to exercise any power of sale or any other rights hereunder, without notice or demand, or prejudice the rights of the Secured Party as against the Debtor in any respect.

     (c) Without limiting any of foregoing, the Secured Party upon default of the Debtor, may take possession of the Collateral. In taking possession, the Secured Party may proceed without judicial process or may proceed by action. The Debtor, upon two (2) business days written notice from the Secured Party, must assemble all of the Collateral and make it available to the Secured Party at a place designated by the Secured Party which is reasonably convenient to the Secured Party and the Debtor. At the Secured Party's option, the Secured Party may, without removal from the Debtor's premises determine that any or all of the Collateral is unusable, and may dispose of the unusable Collateral on the premises of the Debtor.

     (d) Debtor will deliver to the Secured Party promptly upon receipt all proceeds of the Inventory received by the Debtor including, without limitation, proceeds of accounts referred to above, in the exact form in which they are received.

     (e) To evidence the Secured Party's rights hereunder, Debtor will assign or endorse proceeds of Collateral to the Secured Party.

     (f) Debtor will notify its account debtors that their accounts have been assigned to the Secured Party and shall be paid to the Secured Party and indicate on all invoices to such account debtors that the accounts are payable to the Secured Party. The Secured Party shall have full power to so notify account debtors, to collect, compromise, endorse, sell, or otherwise deal with accounts and proceeds thereof in its own name or that of Debtor at any time. The Secured Party in its sole discretion may apply cash proceeds to the payment of any liabilities or may release such cash proceeds to Debtor for use in the operation of Debtor's business.

     15.   DISPOSITION OF PROCEEDS FROM SALE OF DEBTOR'S COLLATERAL AFTER
           --------------------------------------------------------------
DEFAULT BY DEBTOR.
------------------

     (a) After default, the Secured Party may sell, lease or otherwise dispose of any or all of the Collateral in its then condition or after preparation or processing. The proceeds of disposition shall be applied first to the reasonable expenses of retaking, holding, preparation for sale, selling and the like and the reasonable attorney's fees and legal expenses incurred by the Secured Party and second to the satisfaction of all of the indebtedness owed by the Debtor to the Secured Party and any amount remaining shall be returned to the Debtor.

     (b) If the proceeds from the sale of the Collateral are not sufficient to satisfy the indebtedness of the Debtor to the Secured Party, the Secured Party may proceed against the Debtor for any deficiency.

     16.   RIGHTS OF DEBTOR.
           -----------------

     Until default, Debtor may use its inventory and goods in any lawful manner not inconsistent with this Agreement and with the terms of insurance thereon; may sell its inventory and goods in the ordinary course of business; and may use and consume any raw materials or supplies, the use and consumption of which is necessary in order to carry on Debtor's business.

     17.   AMENDMENT OF AGREEMENT, WAIVERS, ETC.
           -------------------------------------

           (a) Debtor reserves the right to request the amendment of this Agreement to accommodate accounts receivable financing at some time in the future. Debtor will negotiate new terms with the Secured Party at that time. No amendment or waiver of any provision of this Agreement or consent to any departure by the Debtor therefrom shall in any event be effective unless the same is in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

           (b) The waiver (whether express or implied) by the Secured Party of any breach of any term or condition of this Agreement shall not prejudice any remedy of the Secured Party in respect of any continuing or other breach of the terms and conditions hereof and shall not be construed as a bar to any right or remedy that the Secured Party would otherwise have on any future occasion under this Agreement.

           (c) No failure to exercise or delay in exercising, on the part of the Secured Party, any right, power or privilege under this Agreement shall operate as a waiver thereof or the exercise of any other right, power or privilege.

     18.   Addresses for Notices. All notices and other communications provided
           ---------------------
for hereunder shall be in writing (including, without limitation, communication by telecopier) and shall be mailed, telecopied, or delivered to the Debtor or the Secured Party, as the case may be, at the address therefor set forth in the Trade Financing Agreement or at such other address as may be designated by such party in a written notice to the other party complying with the terms of this section. All such notices and other communications shall be effective as provided in the Trade Financing Agreement.

     IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date first above written.

DEBTOR:   Centillium Technology Corporation


          BY:  /s/ A. Travis White

          TITLE:    President and Chief Executive Officer

          ADDRESS:  46531 Fremont Boulevard

                    Fremont, California 94538


SECURED PARTY:  Mitsubishi International Corporation


          By:    /s/ Masayoshi Hirano

          TITLE:     General Manager of Palo Alto Office

          ADDRESS:   850 Hansen Way, Suite 100

                     Palo Alto, California 94306

                                  Schedule 1

                               Deposit Accounts

---------------------------------------------------------------------------

Silicon Valley Bank
3303 Tasman Drive
Mail Stop NC11
Santa Clara, CA 95054

          Checking Account No.            ___________________
          Payroll Account No.             ___________________
          Money Market Account No.        ___________________

Morgan Stanley & Co., Inc.
[Address]

          Checking Account No.            ___________________
          Payroll Account No.             ___________________
          Money Market Account No.        ___________________